Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200807) of Tribune Media Company of our reports dated February 29, 2016 and March 28, 2014 (except for the effects of discontinued operations discussed in Note 2 to the consolidated financial statements, as to which the date is November 14, 2014) relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 29, 2016